UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        April 23, 2018
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year

On April 23, 2018, the Board of Directors (the “Board”) of inTEST Corporation (the “Company”) amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”), effective immediately. The following is a summary of the changes effected by the Amended and Restated Bylaws.

●	Section 1.6 and Article IV were amended to provide that the meetings of stockholders shall be presided over by the Chairman of the Board instead of the Chief Executive Officer.

●

A new Section 2.3 was added, and Article IV was amended, to eliminate the requirement that (i) the Company have an Executive Chairman, (ii) the Chairman and Vice Chairman roles be officer positions and (iii) the Executive Chairman or the President be appointed as the Chief Executive Officer of the Company.

●	Various sections were amended to combine the positions of President and Chief Executive Officer and to clarify the President and Chief Executive Officer’s role and duties.

●	Conforming and technical updates were made throughout to reflect the foregoing changes and to make references to officers, directors and other individuals gender-neutral.

The above summary is qualified by reference to the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
3.1	Bylaws of inTEST Corporation as amended and restated effective April 23, 2018.

___________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   April 25, 2018